Exhibit 10.9

SECOND AMENDMENT & WAIVER

This Second Amendment & Waiver (this “Amendment”) dated as of May 15, 2009 (the “Second Amendment Effective Date”), is by and among MxEnergy Inc., a Delaware corporation (“MXenergy”), MxEnergy Electric Inc., a Delaware corporation (“MxEnergy Electric”, MXenergy and MxEnergy Electric each a “Borrower” and collectively, the “Borrowers”), MxEnergy Holdings Inc. and certain Subsidiaries thereof (collectively, the “Guarantors”), and the financial institutions and other Persons whose signatures appear below as Lenders.

PRELIMINARY STATEMENTS

A.            Reference is made to the Third Amended and Restated Credit Agreement dated as of November 17, 2008 among the Borrowers, the Guarantors, the lenders party thereto and the Administrative Agent, as amended by the First Amendment dated as of March 11, 2009 (as so amended, the “Credit Agreement”).  Unless otherwise expressly provided herein, capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

B.            Section 7.01(m) of the Credit Agreement provides that it is an Event of Default if the Borrowers fail to deliver to the Administrative Agent and the Lenders, on or before May 15, 2009, an executed contract for a Liquidity Event, which contract shall not contemplate any financing from any of the Revolving Lenders (excluding any Revolving Lender that separately agrees to participate in any such financing of a Liquidity Event) (a “Liquidity Event Contract”).  As of the date hereof, the Borrowers have failed to deliver a Liquidity Event Contract to the Administrative Agent and the Lenders (the “Trigger Event Requirement”).

C.            The Borrowers have requested that the Majority Lenders amend the Credit Agreement and waive the Trigger Event Requirement through May 29, 2009, and that the Lenders of the Other Bridge Loans (the “Other Bridge Loan Lenders”) consent to the amendment of Section 6.14(b) of the Credit Agreement, as hereinafter provided.

D.            The Lenders party hereto, constituting the Majority Lenders under the Credit Agreement, are willing to amend the Credit Agreement and waive the Trigger Event Requirement, and the Other Bridge Loan Lenders are willing to consent to the amendment of Section 6.14(b) of the Credit Agreement, each on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

AGREEMENT

Section 1.               Amendments to Credit Agreement.

(a)           Amendments to Section 1.01.

(i)            Clauses (a) and (b) of the definition of “Applicable Margin” are hereby amended in their entirety to read as follows:

the applicable percentage rate per annum set forth below:

Revolving Advances
Eurodollar Advances	Base Rate Advances	Commitment Fees	Letter of Credit Fees

4.000%	3.000%	0.500%	3.750%

(ii)           Paragraph (g) of the definition of “Excepted Liens” is hereby amended in its entirety to read as follows:

(g) Liens on up to $40,000,000.00 in the aggregate of cash and Cash Equivalents (i) pledged or deposited by a Borrower or any of its Subsidiaries as collateral to the New York Independent System Operator, New England Independent System Operator or an LDC by a Borrower or any of its Subsidiaries related solely to physical purchases of natural gas or electricity, in each case, in the ordinary course of business, or (ii) used to make prepayments to counterparties under contracts related solely to physical purchases of natural gas or electricity, or pipeline and transportation costs, in each case, in the ordinary course of business.

(iii)          The last sentence of the definition of “Revolving Commitment” is hereby amended in its entirety to read as follows:

The initial aggregate amount of the Revolving Commitments on the Closing Date is $244,600,000.00 and reduces to $230,000,000.00 on the First Amendment Effective Date, $210,000,000.00 on March 31, 2009, $185,000,000.00 on April 30, 2009, $135,000,000.00 on the Second Amendment Effective Date, and $115,000,000.00 on June 30, 2009.

(iv)          A new definition of “Bcf” is hereby added in the appropriate alphabetical order to read as follows:

“Bcf” means billion cubic feet.

(v)           A new definition of “Second Amendment Effective Date” is hereby added in the appropriate alphabetical order to read as follows:

“Second Amendment Effective Date” means May 15, 2009.

(b)           Amendment to Section 2.14.

(i)            Section 2.14(ii) of the Credit Agreement is hereby amended in its entirety as follows:

(ii)           unless such Letter of Credit has an expiration date not later than the earliest of (A) one year after the date of issuance thereof, (B) except as provided in clause (C), October 31, 2009, and (C) with respect to Letters of Credit in an aggregate outstanding face amount of up to $40,000,000 only, 180 days after the Maturity Date; provided that, any such Letter of Credit with a one-year tenor may expressly provide that it is renewable at the option of the Issuing Bank for additional one-year periods (which shall in no event extend beyond the 180th day after the Maturity Date) if such Letter of Credit is cancelable upon at least 30 days’ notice given by the Issuing Bank to the beneficiary of such Letter of Credit.

(c)           Amendment to Section 5.17.  The proviso in Section 5.17 is hereby deleted in its entirety and the “;” preceding such proviso is hereby replaced with a “.”.

(d)           Amendment to Article V.  Article V is hereby amended by adding the following new Section 5.18 thereto:

Section 5.18.  Cash Collateral.  On or prior to the Second Amendment Effective Date, the Borrowers shall deposit or cause to be deposited with the Administrative Agent not less than $60,000,000 in cash, which cash the Administrative Agent shall hold as Collateral until the earlier of (a) so long as no Default has occurred and is continuing, June 1, 2009, and (b) termination of this Agreement, repayment in full of all the Obligations, termination of all outstanding Letters of Credit, and termination of all Revolving Commitments.

(e)           Amendment to Section 6.05.   Section 6.05(j) of the Credit Agreement is hereby amended in its entirety as follows:

(j) other Investments (other than Acquisitions) not exceeding  $1,000,000.00 in the aggregate in any fiscal year of the Parent.

(f)            Amendment to Section 6.14.   Section 6.14(b) of the Credit Agreement is hereby amended by inserting the following sentence at the end of such Section:

Notwithstanding the foregoing, from and after the Second Amendment Effective Date and until the termination of this Agreement, repayment in full of all the Obligations, termination of all outstanding Letters of Credit, and termination of all Revolving Commitments, no Loan Party shall pay any cash interest on the Other Bridge Loans.

(g)           Amendment to Section 6.15.  The following clause is added to the end of Section 6.15:

or would limit the ability of any Loan party to obtain hedges under the Master Transaction Agreement

(h)           Amendment to Article VI.  Article VI is hereby amended by adding the following new Sections 6.27 and 6.28 thereto:

Section 6.27.          Natural Gas Inventory.  Permit the aggregate amount of natural gas inventory for the Loan Parties to exceed: (a) 4.2 Bcf on any day during the month of May 2009, (b) 5.1 Bcf on any day in the month of June 2009, or (c) 5.9 Bcf on any day in the month of July 2009.

Section 6.28.          Marketing Expenses.  From and after the calendar week beginning May 16, 2009 and, so long as no Default has occurred and is continuing, to but excluding the calendar week beginning June 1, 2009, permit the aggregate marketing expenses of the Loan Parties to exceed $225,000.00 for any such calendar week plus, for any calendar week beginning on or after May 23, 2009, the amount by which such aggregate marketing expenses from the previous calendar week were less than $225,000.00.

(i)            Amendment to Section 7.01.   Section 7.01 of the Credit Agreement is hereby amended by replacing the “.” at the end thereof with a “;” and inserting the following thereafter:

(n)           Swap Contracts; Master Transaction Agreement.  There shall have been an early termination under any Swap Contract to which any Loan Party is a party or the Master Transaction Agreement.

(j)            Amendment to Section 10.04.  The first sentence of Section 10.04 is hereby amended by deleting the proviso thereto and the “;” preceding such proviso is hereby replaced with a “.”.

Section 2.               Waiver.

(a)           The Majority Lenders hereby agree, subject to the terms and conditions of this Amendment, to waive the Trigger Event Requirement, provided, that, the Borrowers deliver to the Administrative Agent and the Lenders, on or before May 29, 2009, a Liquidity Event Contract.

(b)           The waiver by the Majority Lenders described in this Section 2 is contingent upon the satisfaction of the conditions precedent set forth below in this Amendment and the proviso in paragraph (a) above and is limited to the Trigger Event Requirement.  Such waiver is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of Section 7.01(m) of the Credit Agreement or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents.  The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future Defaults or Events of Default with respect to the Credit Agreement or any other provision of any Loan Document.

Section 3.               Conditions to Effectiveness.  This Amendment shall be effective as of the Second Amendment Effective Date when the Administrative Agent shall have received confirmation of each of the following in form and substance satisfactory to the Administrative Agent:

(a)           counterparts of this Amendment, duly executed by each Loan Party, the Majority Lenders and the Other Bridge Loan Lenders;

(b)           evidence that the Borrowers have paid (i) $75,000.00 to Goldin Inc. as a retainer for financial consultant services, (ii) $75,000.00 to Hughes Hubbard in respect of legal fees and expenses, (iii) $75,000.00 to Bracewell & Giuliani LLP in respect of legal fees and expenses, and (iv) all other costs, accrued and unpaid fees and expenses to the extent due and payable to the Lenders and the Administrative Agent as of the date hereof pursuant to the Credit Agreement;

(c)           a duly executed amendment or waiver to the Master Transaction Agreement, which amends the Master Transaction Agreement or waives the provisions thereof to extend the date required for delivery of a Liquidity Event Contract to May 29, 2009;

(d)           The Borrowers shall have complied with Section 5.18 of the Credit Agreement, as amended hereby.

Section 4.               Representations and Warranties.  Each Loan Party jointly and severally hereby represents and warrants that, as of the Second Amendment Effective Date:

(a)           all representations and warranties of such Loan Party contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct in all material respects with the same effect as if such representations and warranties had been made on the Second Amendment Effective Date (it being understood and agreed that any representation which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date); and

(b)           no Default has occurred and is continuing.

Section 5.               Consent of Guarantors; Confirmation of Guarantees.  Each Guarantor hereby consents to this Amendment and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the Guarantee contained in Article VIII of the Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

Section 6.               Release; Acknowledgement of Debt.

(a)           As a material part of the consideration for the Administrative Agent and the Lenders entering into this Amendment, each Borrower and each Guarantor, on behalf of itself and its officers, directors, equity holders, Affiliates, successors and assigns, hereby releases and forever discharges the Administrative Agent, the Issuing Bank, and each Lender and their respective predecessors, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, subsidiaries, and Affiliates (each a “Lender Party”) from any and all claims, expenses, costs, causes of actions or other losses or liabilities of any nature whatsoever existing on the Second Amendment Effective Date, including, without limitation, all claims, expenses, costs, causes of actions or other losses or liabilities for or in respect of contribution and indemnity, whether arising at law or in equity, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Borrower or Guarantor may have or claim to have against any Lender Party under, arising out of, in connection with, or in any way related to, this Amendment, the Credit Agreement, as amended hereby, or any other Loan Documents.  For the avoidance of doubt, the provisions of this clause shall survive any termination of the Credit Agreement, as amended hereby.

(b)           As of 9 a.m. New York time on the Second Amendment Effective Date, (i) the aggregate outstanding principal amount of (A) Revolving Advances is $0 and (B) Bridge Loans is $5,400,000.00; and (ii) the aggregate undrawn face amount of the Letters of Credit is $104,275,129.

Section 7.               Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to conflict of laws principles.

Section 8.               Entire Agreement.  This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties and supersede all prior agreements and understandings, whether written or oral, among the parties hereto concerning the transactions provided herein and therein.

Section 9.               Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 10.             Headings.  The headings set forth in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 11.             Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Second Amendment Effective Date.

BORROWERS:

MXENERGY INC.

By:	/s/ Chaitu Parikh
Name:	Chaitu Parikh
Title:	Vice President & CFO

MXENERGY ELECTRIC INC.

By:	/s/ Chaitu Parikh
Name:	Chaitu Parikh
Title:	Vice President & CFO

GUARANTORS:

MXENERGY HOLDINGS INC.

By:	/s/ Chaitu Parikh
Name:	Chaitu Parikh
Title:	Vice President & CFO

ONLINE CHOICE INC.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
MXENERGY CAPITAL HOLDINGS CORP.
INFOMETER.COM INC.
MXENERGY CAPITAL CORP.

By:	/s/ Chaitu Parikh
Name:	Chaitu Parikh
Title:	Vice President & CFO

MXENERGY SERVICES INC.

By:	/s/ Chaitu Parikh
Name:	Chaitu Parikh
Title:	Vice President & CFO

Second Amendment & Waiver

LENDERS:

SOCIÉTÉ GÉNÉRALE

By:	/s/ Barbara Paulsen
Name:	Barbara Paulsen
Title:	Managing Director

By:	/s/ Chung – Taek Oh
Name:	Chung – Taek Oh
Title:	Vice President

Second Amendment & Waiver

WACHOVIA BANK, N.A.

By:	/s/ Steven Markunas
Name:	Steven Markunas
Title:	Assistant Vice President

Second Amendment & Waiver

CoBANK, ACB

By:	/s/ Dale Keyes
Name:	Dale Keyes
Title:	Vice President

Second Amendment & Waiver

MORGAN STANLEY BANK

By:	/s/ Melissa James
Name:	Melissa James
Title:	Authorized Signatory

Second Amendment & Waiver

BANK OF AMERICA, N.A.

By:	/s/ David Maiorella
Name:	David Maiorella
Title:	Senior Vice President

Second Amendment & Waiver

ALLIED IRISH BANKS p.l.c.

By:	/s/ Robert Moyle
Name:	Robert Moyle
Title:	Senior Vice President

By:	/s/ David O’Driscoll
Name:	David O’Driscoll
Title:	Assistant Vice President

Second Amendment & Waiver

RZB FINANCE LLC

By:	/s/ Hermine Kirolos
Name:	Hermine Kirolos
Title:	Group Vice President

By:	/s/ Pearl Geffers
Name:	Pearl Geffers
Title:	First Vice President

Second Amendment & Waiver

The undersigned Other Bridge Loan Lenders hereby consent to Section 1(f) of the foregoing Amendment this 15th day of May, 2009:

DENHAM COMMODITY PARTNERS FUND LP

By:	DENHAM COMMODITY PARTNERS GP LP, its General Partner

By:	DENHAM GP LLC, its General Partner

By:	/s/ Paul Winters
Name:	Paul Winters
Title:	Authorized Person

Second Amendment & Waiver

/s/ Jeffrey Mayer
Jeffrey Mayer

Second Amendment to Credit Agreement

/s/ Chaitu Parikh
Chaitu Parikh

Second Amendment to Credit Agreement

/s/ Steven Murray
Steven Murray

Second Amendment to Credit Agreement

/s/ Carole R. Artman-Hodge
Carole R. Artman-Hodge

Second Amendment to Credit Agreement